Exhibit 99.1

ServiceSource Names Christopher M. Carrington Chief Executive Officer

Information Technology Services Veteran to Take the Helm; Ashley Johnson Appointed Chief Customer Officer

San Francisco, CA - November 14, 2014 - ServiceSource® (NASDAQ:SREV), the global leader in recurring revenue and customer success management, today announced that its Board of Directors named Christopher M. Carrington as the company's next Chief Executive Officer, effective December 1.

"For years I've closely watched ServiceSource build its market-leading position serving the world's most prominent B2B brands. I'm honored to join this team and look forward to helping ServiceSource deliver against its true potential," said Mr. Carrington.

"We are delighted to have added Chris and his extensive technology-enabled business services background to the team," stated Bruce Dunlevie, lead director for ServiceSource. "Chris brings a unique combination of strategy, executive leadership and sales experience that will guide ServiceSource through its next phase of growth and profitability."

ServiceSource pioneered the recurring revenue management industry in 2003 and today uses a unique combination of cloud-based technologies and managed services to deliver higher subscription, maintenance and support revenue, and improved customer retention on behalf of the largest and often fastest growing technology companies in the world.

Concurrent with Mr. Carrington joining the company, Ashley Johnson, previously CFO and most recently Acting CEO, will assume the role of the company's Chief Customer Officer, overseeing the customer-facing functions for ServiceSource. Simon Biddiscombe will remain the Chief Financial Officer for the business.

"I would like to thank Ashley for leading the company through this executive transition. Ashley has been instrumental in engaging our customers and employees over the last 90 days to stabilize the business," said Dunlevie.

Mr. Carrington's successful career spans more than 30 years leading and growing global corporations that deliver technology-enabled business services. Most recently, Mr. Carrington served as Executive Vice President of Global Delivery for SYKES Enterprises, Inc. (NASDAQ: SYKE), a leading provider of customer contact management and business process outsourcing services where he led the operation with over 39,000 employees spanning 50 locations in 10 countries. Mr. Carrington joined SYKES in August 2012 following the successful sale of Alpine Access, Inc., a cloud-based virtual contact center, where as President and CEO he grew revenues at a 30 percent CAGR.

Previous to SYKES and Alpine Access, Mr. Carrington served as President of Americas Outsourcing at Capgemini, President and CEO of the Interlink Group, and divisional President of the Americas for Electronic Data Systems. Mr. Carrington graduated from Indiana University with a Bachelor of Arts degree in Economics.

About ServiceSource

ServiceSource International, Inc. (NASDAQ: SREV) is the global leader in recurring revenue and customer success management. B2B companies use ServiceSource to drive growth and build long-standing relationships across the customer lifecycle. Through its software and services, ServiceSource delivers higher subscription, maintenance and support revenue, and improved customer retention. Headquartered in San Francisco, ServiceSource® manages over $14.5 billion in revenue for the world's largest and most respected technology, industrial, healthcare and life sciences, and media and information companies. For more information, go to www.servicesource.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the benefits of ServiceSource offerings, including our cloud platform and applications and, as applicable, our managed services offerings. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, fluctuations in our quarterly results of operations; the risk of material defects or errors in our software offerings or their failure to meet customer expectations; migrating customers to Renew OnDemand and other SaaS offerings and the ability to integrate such offerings with other third-party applications used by our customers; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; our ability to grow the market for service revenue management; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; changes in market conditions that impact our ability to sell the Renew OnDemand or other SaaS solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offering that falls short of expectations; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

Connect with ServiceSource:

http://www.facebook.com/ServiceSource

http://twitter.com/servicesource

http://www.linkedin.com/company/servicesource

http://www.youtube.com/user/ServiceSourceMKTG

Media Contact for ServiceSource
Randy Brasche
415 901 7719
rbrasche@servicesource.com

Investor Relations Contact for ServiceSource
Erik Bylin
415 901 4182

ebylin@servicesource.com

Trademarks
ServiceSource, Renew OnDemand, Scout and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.